Exhibit 10.15

Execution Version

Confidential Materials omitted and filed separately with the

Securities and Exchange Commission. Double asterisks denote omissions.

TRANSITION SERVICES AGREEMENT

THIS TRANSITION SERVICES AGREEMENT (the “Agreement”) is made as of February 9, 2014, by and between Bellerophon Therapeutics LLC, a Delaware limited liability company (“R&DCo”), and Ikaria, Inc., a Delaware corporation (“Ikaria”).  In this Agreement, each of R&DCo and Ikaria are sometimes referred to individually as a “Party” and, collectively, as the “Parties.”

WHEREAS, R&DCo and Ikaria are parties to a Separation and Distribution Agreement of even date herewith (the “Separation Agreement”), which sets forth the terms upon which Ikaria will be separated into two independent companies, one for each of (a) the Ikaria Business (such term and each other capitalized term used but not defined herein to have the meanings given to such terms in the Separation Agreement), which shall continue to be owned and conducted, directly or indirectly, by Ikaria, and (b) the R&DCo Business, which shall be owned and conducted, directly or indirectly, by R&DCo;

WHEREAS, R&DCo and the other R&DCo Group Members have requested that Ikaria provide temporary, transition services while the R&DCo Group Members are working to provide those services for themselves (either directly or by retaining third party providers); and

WHEREAS, Ikaria is willing to provide those services on a limited time basis on an as requested, as available basis, all on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth below, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties hereby agree as follows:

1.                                      SERVICES

1.1          General.  During the term of this Agreement, Ikaria (or another Ikaria Group Member) shall use commercially reasonable efforts to provide, or cause such Ikaria Group Member to use commercially reasonable efforts to provide, the services (individually, a “Service” and collectively, the “Services”) set forth in Schedule A attached hereto to R&DCo (or another R&DCo Group Member).  R&DCo acknowledges and agrees that nothing in this Agreement shall require Ikaria or any Ikaria Group Member to hire, obtain, or retain additional resources of any type (whether personnel, infrastructure, or otherwise) to provide the Services, nor shall anything in this Agreement require Ikaria (or any Ikaria Group Member) to prioritize providing Services to R&DCo (or another R&DCo Group Member) over performing similar services for its own benefit in support of the Ikaria Business.

1.2          Level of Services.  Subject to Section 1.1, the Services shall be provided to R&DCo (or another R&DCo Group Member) in a manner substantially similar in scope, quality, and nature to those provided to, or provided on behalf of, the R&DCo Business prior to the date hereof.

1.3          Cooperation. Each Party shall cause its employees and the employees of its respective Group Members to reasonably cooperate with employees of the other Party and such other Party’s Group Members to the extent required for effective delivery of the Services.  In addition, each Party shall name a point of contact who shall be responsible for the day-to-day implementation of this Agreement (each such person, a “Service Coordinator”), including attempted resolution of any issues that may arise during the performance of any of Party’s obligations hereunder pursuant to the dispute resolution provisions referenced in Section 8.1.

1.4          Third Party Services.  Ikaria shall have the right to engage the services of independent contractors to deliver some or all of the Services, or assist Ikaria in the delivery of Services, contemplated under this Agreement.  If Ikaria utilizes independent contractors to deliver or assist Ikaria in the delivery of any Services, Ikaria will impose on such third parties the confidentiality obligations specified in this Agreement and will use commercially reasonable efforts to supervise the performance of such third parties to ensure that the Services meet the requirements of this Agreement.

1.5          Access.

(a)                                 R&DCo shall, and shall cause the other R&DCo Group Members to, permit the Representatives of Ikaria to have access (during normal business hours upon reasonable advance notice and in a manner so as not to interfere with the conduct of the R&DCo Business) to the information, personnel, equipment, office and storage space and Systems (as defined in Section 1.5(b) below) required for Ikaria to provide the Services.  Notwithstanding the foregoing, neither R&DCo nor any other R&DCo Group Member shall be obligated to provide any information, documents or access to any Person other than Ikaria or another Ikaria Group Member unless Ikaria is responsible for the use and disclosure of any information obtained by such Person from R&DCo or such other R&DCo Group Member, and such Person is subject to confidentiality obligations with Ikaria consistent with Article 4 of the Separation Agreement.  Further, neither R&DCo nor any other R&DCo Group Member shall be obligated to provide (i) any Restricted Information, (ii) any information or access that would result in the disclosure of any information of R&DCo or any of its Affiliates unrelated to the Services (and R&DCo and the R&DCo Group Members shall be permitted to redact any such information from any materials provided to Ikaria or its Representatives) or (iii) any consolidated, combined, affiliated, or unitary Tax return that includes R&DCo or any of its Affiliates or any Tax-related work papers.  Notwithstanding the foregoing, in the event that R&DCo or another R&DCo Group Member elects not to provide information, documents or access to Ikaria or its Representatives in accordance with this Section 1.5(a), Ikaria shall not be obligated to provide any Service to R&DCo or such other R&DCo Group Member that cannot reasonably be provided without such information, documents or access.  Ikaria shall cause all of its Representatives, when on the premises of R&DCo or another R&DCo Group Member or when given access to any information, personnel, equipment, office and storage space and Systems, to conform to the policies and procedures of R&DCo or such other R&DCo Group Member concerning health, safety and security which are made known to Ikaria in advance in writing.

(b)                                 System Security.  If either Party is given access to the other Party’s (or the other Party’s Group Members’) computer system(s), facilities, networks (including voice or data networks), software, or other information technology assets (collectively, “Systems”) in connection with performance or transition of the Services, such Party shall comply with all security regulations and other policies and procedures reasonably required by the other Party (or such other Party’s Group Members) from time to time which are made known to such Party in advance in writing (“Regulations”), and will not intentionally tamper with, compromise or circumvent any security, privacy or audit measures that are employed by the other Party (or such other Party’s Group Members) and which are made known to such Party in advance in writing.  The Representatives of the Party being granted access to the other Party’s (or such other Party’s Group Members’) Systems may be required to execute a reasonable, separate system access agreement for individuals who are to have access to such Systems.  The Party being granted such access shall ensure that only those users who are specifically authorized by the other Party (or such other Party’s Group Members) to gain access to the other Party’s (or such other Party’s Group Members’) Systems as necessary to utilize or provide the Services, as applicable, gain such access.  Each Party shall be responsible for all acts and omissions of its Representatives.  If at any time a Party determines that any Representative of either Party (or a Party’s Group Members) has sought to circumvent or has circumvented the other Party’s (or the other Party’s Group Members’) Regulations or other security, privacy or audit measures or that an unauthorized person has accessed or may access the other Party’s (or such other Party’s Group Members’) Systems or a person has engaged in activities that may lead to the unauthorized access, destruction or alteration or loss of data, information or software, the determining Party shall promptly notify the other and the other Party shall have the right to immediately terminate any such person’s access to such Party’s (or such Party’s Group Members’) Systems.

1.6          Independent Contractor.  For all purposes hereof, each Party shall at all times act as an independent contractor and shall have no authority to represent the other Party or any of the other Party’s Group Members in any way or otherwise be deemed an agent, lawyer, employee, representative, joint venturer or fiduciary of such other Party or such other Party’s Group Members, nor shall this Agreement or the transactions contemplated hereby be deemed to create any joint venture between the Parties or any of their respective Group Members.  Each Party shall not declare or represent to any third party that such Party shall have any power or authority to negotiate or conclude any agreement, or to make any representation or to give any undertaking on behalf of the other Party or any of the other Party’s Group Members in any way whatsoever.

1.7          Changes in Law.  If either Party becomes aware of a change in applicable Law affecting compliance of the Services with such Law, such Party shall provide notice to the other Party and the Parties shall discuss in good faith (including, if necessary, discussion between each Party’s legal counsel) any necessary modifications to the Services to achieve compliance.  The Parties agree to use commercially reasonable efforts to identify a work-around solution that enables Ikaria to perform the Services in compliance with such modified Law.  If the Parties cannot agree on any such work-around, then the Parties agree to use commercially reasonable efforts to (i) modify the applicable Services to comply with such changes in applicable Law and (ii) agree on the extent (if any) to which all or a portion of the fees and expenses of Ikaria arising from such modifications shall be borne by R&DCo; provided that Ikaria shall not be required to continue to provide the applicable Service that violates applicable Law as a result of such a change in such law or regulation, nor to modify such Service, except to the extent a modification would not result in Ikaria being required to incur any material out-of-pocket expenses.  If compliance with applicable Law would result in Ikaria being required to incur any material out-of-pocket expenses, Ikaria shall not be required to continue to provide the applicable Service unless and until R&DCo and Ikaria agree on whether all or any portion of such fees and expenses shall be borne by R&DCo and, if R&DCo and Ikaria agree on the amount (if any) to be borne by R&DCo, Ikaria shall promptly implement the modifications necessary to comply with such changes in applicable Law.

1.8          Additional Services.  If requested by R&DCo, Ikaria may provide services in addition to the Services to R&DCo or another R&DCo Group Member.  The scope of any such services, as well as the prices and other terms applicable to such services, shall be as agreed in writing by R&DCo and Ikaria.

2.                                      PAYMENTS

2.1          Services Pricing.

(a)                                 In consideration of making the Services available to R&DCo and the other R&DCo Group Members under this Agreement, R&DCo shall pay Ikaria $772,000.00 per month (the “Service Cost”).  The Parties agree that any pricing information set forth on Schedule A is for information purposes only and shall not affect the amount to be paid by R&DCo to Ikaria hereunder, and R&DCo acknowledges that the fees set forth in this Section 2.1(a) are due to Ikaria regardless of the frequency or quantity of Services actually utilized by R&DCo or the other R&DCo Group Members under this Agreement, and that all such fees are non-refundable.  In addition, R&DCo shall promptly reimburse Ikaria for any and all out-of-pocket expenses incurred in connection with the provision of Services hereunder, and if performing the Services requires resources outside of the existing resources of Ikaria or otherwise interferes with the ordinary operations of the Ikaria Business (in either case, the “Extraordinary Services”), then R&DCo shall pay, in addition to the Service Cost, the costs and expenses incurred by Ikaria in connection with performing such Extraordinary Services.

(b)                                 Concurrently with the execution of this Agreement, the Parties are entering into an escrow agreement with a third party escrow agent (the “Escrow Agreement”).  Pursuant to the terms of the Escrow Agreement, concurrently with the execution of this Agreement R&DCo shall deposit $18,528,000 into escrow, and Ikaria shall have the right to withdraw the monthly Service Cost from such escrow on a monthly basis in arrears.

2.2          Invoicing and Payment.  Within 30 days following the end of each calendar month during the term hereof, Ikaria shall provide to R&DCo an invoice setting forth any out-of-pocket expenses, Tax costs and any expenses related to the provision of Extraordinary Services incurred by Ikaria hereunder during such month (each, an “Invoice”).  Each Invoice shall contain a brief description of such out-of-pocket expenses, Tax costs and/or Extraordinary Services expenses, including a listing of any third party charges included therein.  R&DCo shall pay all amounts due under each Invoice no later than 30 days following receipt of an Invoice.  Any Invoices not paid when due shall bear interest from the due date at the rate of the lesser of (a) [**] percent ([**]%) per month or (b) the maximum amount permitted by applicable law.  R&DCo agrees to pay on demand all costs of collection, including reasonable attorneys’ fees, incurred by Ikaria in collecting any such Invoice.

2.3          Taxes.  Any federal, state, municipal, or other U.S. or foreign government taxes, duties, excises, tariffs, fees, assessments or levies now or hereinafter imposed on the performance or delivery of Services or direct costs (other than income taxes imposed on Ikaria) shall be paid by R&DCo to Ikaria in addition to the other fees payable pursuant to this Article 2 (the “Tax Costs”).  For the avoidance of doubt, liability for the payment and remittance of any taxes, duties, excises, tariffs, fees, assessments or levies imposed with respect to the performance or delivery of Services or direct costs hereunder shall be the responsibility of Ikaria.

2.4          Records.  Ikaria and R&DCo shall, and each shall cause its respective Group Members to, keep such full and adequate records as are necessary to determine the charges to be assessed pursuant to this Section 2, and shall have reasonable access to such records and any other records or other information relevant to the provision of Services hereunder in accordance with the provisions of Article 4 of the Separation Agreement (including, for the avoidance of doubt, the access to Information covenant set forth in Section 4.3 of the Separation Agreement, regardless of whether such records were created prior to the Distribution Date).

3.                                      HAMPTON FACILITY

Subject to the provisions hereof and Schedule B attached hereto, Ikaria shall use commercially reasonable efforts to obtain the right to allow the employees of the R&DCo Group Members to remain in Ikaria’s Hampton, New Jersey facility (the “Facility”) for the continued operation of the R&DCo Business.  R&DCo shall be solely responsible for, and shall promptly pay, any fees, costs, expenses, or other amounts (including any additional security deposit) incurred by Ikaria to obtain such right or required on a one-time or ongoing basis in respect of use of the Facility by any R&DCo Group Member.

4.                                      SOFTWARE LICENSES AND OTHER CONSENTS

Except as provided in the Separation Agreement or the R&D Cross-License Agreement, Ikaria and its Group Members shall not be required to transfer or assign to R&DCo or another R&DCo Group Member any assets, including third-party software licenses, data, data subscriptions, or any software or hardware or other technology assets owned by Ikaria or any of its Group Members in connection with the provision of the Services, and no licenses, express or implied, are granted hereunder unless expressly set forth herein.  Notwithstanding the foregoing, Ikaria shall use commercially reasonable efforts to obtain any waivers, permits, consents, licenses or sublicenses required for the provision of the Services to R&DCo or another R&DCo Group Member under the terms of any third-party software license, data subscription or other agreement necessary to provide such Services (each, a “Consent”); provided that, notwithstanding any other provision of this Agreement, Ikaria shall have no obligation to provide that part of the Service hereunder if it is unable, after using commercially reasonable efforts, to (i) obtain any Consent therefor, or (ii) provide that part of the Service or procure the provision of an equivalent service to R&DCo or another R&DCo Group Member, as applicable.  Any and all out-of-pocket costs and expenses incurred by Ikaria associated with obtaining or soliciting Consents (including, (a) fees and other out-of-pocket expenses incurred by Ikaria in connection with obtaining or soliciting the consent of any third party vendors and (b) in the event any Consent is not obtained, out-of-pocket costs and expenses incurred by Ikaria, using commercially reasonable efforts, in connection with providing an alternate method of delivering any Service) shall be paid by R&DCo.  Notwithstanding the foregoing, in the event a Consent is required but not obtained, the Parties agree to use commercially reasonable efforts to identify a work-around solution that enables Ikaria to perform the Services without such Consent; provided that the foregoing shall continue to apply if the Parties cannot agree on any such work-around.  At Ikaria’s reasonable request and at R&DCo’s cost and expense, R&DCo shall, and shall cause the other R&DCo Group Members to, cooperate with and assist Ikaria in obtaining or soliciting any Consent hereunder.

5.                                      CONFIDENTIALITY

Confidential Information.  For purposes of this Agreement, “Confidential Information” shall mean all information disclosed by either Party or its respective Group Members to the other in connection with this Agreement, whether orally, visually, in writing or in any other tangible form, and includes, but is not limited to, economic, scientific, technical, product and business data, business plans, and the like.  Confidential Information shall be treated as “Information” and shall be subject to the provisions of Article 4 of the Separation Agreement (regardless of the date on which such information was created); provided that the obligation to keep such information confidential pursuant to Section 4.1 of the Separation Agreement shall continue for five (5) years after the termination of this Agreement in accordance with its terms.

6.                                      INDEMNIFICATION

6.1          Indemnification by R&DCo Group.  R&DCo shall, and shall cause each other R&DCo Group Member receiving Services hereunder to, indemnify and hold harmless each Ikaria Indemnified Party from and against all Damages incurred by such Ikaria Indemnified Party arising from the provision of Services by Ikaria or any other Ikaria Group Member hereunder, except as set forth in Section 6.2.

6.2          Indemnification by Ikaria Group.  Ikaria shall, and shall cause each other Ikaria Group Member providing Services hereunder to, indemnify and hold harmless each R&DCo Indemnified Party from and against all Damages incurred by such R&DCo Indemnified Party arising from gross negligence or willful misconduct by Ikaria or any other Ikaria Group Member or any of Ikaria’s or such Ikaria Group Member’s employees in providing Services hereunder, except to the extent that such employees were acting in accordance with specific written instructions from R&DCo or any other R&DCo Group Member.

6.3          Procedures for Third Party Claims.  The Parties shall follow the applicable procedures set forth in Section 6.3(d) of the Separation Agreement with respect to any indemnified claims.

6.4          Limitations of Liability.

(a)                                 THE LIABILITY OF THE IKARIA GROUP MEMBERS IN CONNECTION WITH THE PERFORMANCE, DELIVERY OR PROVISION OF ANY SERVICE OR OTHERWISE UNDER THIS AGREEMENT SHALL BE LIMITED TO A SUM EQUAL TO THE TOTAL SERVICE COST PAID HEREUNDER TO THE IKARIA GROUP MEMBERS.

(b)                                 NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT TO THE CONTRARY, IN NO EVENT SHALL EITHER PARTY OR ANY OF ITS GROUP MEMBERS BE LIABLE FOR ANY SPECIAL, INCIDENTAL, INDIRECT, COLLATERAL, CONSEQUENTIAL OR PUNITIVE DAMAGES OR LOST PROFITS SUFFERED BY AN INDEMNIFIED PARTY, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, IN CONNECTION WITH ANY DAMAGES ARISING HEREUNDER OR THEREUNDER; PROVIDED, HOWEVER, THAT TO THE EXTENT AN INDEMNIFIED PARTY IS REQUIRED TO PAY ANY SPECIAL, INCIDENTAL, INDIRECT, COLLATERAL, CONSEQUENTIAL OR PUNITIVE DAMAGES OR LOST

PROFITS TO A PERSON WHO IS NOT A MEMBER OF EITHER GROUP IN CONNECTION WITH A THIRD-PARTY CLAIM, SUCH DAMAGES SHALL CONSTITUTE DIRECT DAMAGES AND NOT SUBJECT TO THE LIMITATION SET FORTH IN THIS SECTION 6.4(b).

(c)                                  THE SERVICES ARE PROVIDED “AS IS” AND, TO THE FULLEST EXTENT OF THE LAW, PROVIDED WITHOUT WARRANTIES, CLAIMS OR REPRESENTATIONS MADE BY IKARIA, EITHER EXPRESS, IMPLIED, OR STATUTORY, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF QUALITY, PERFORMANCE, NON-INFRINGEMENT, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE, NOR ARE THERE ANY WARRANTIES CREATED BY COURSE OF DEALING, COURSE OF PERFORMANCE, OR TRADE USAGE.

(d)                                 Nothing contained in this Agreement shall limit or alter (i) the obligation of either Party to indemnify the other Party pursuant to the Separation Agreement or any other Ancillary Document or (ii) the right of either Party to make a claim pursuant to the Separation Agreement or any other Ancillary Document; provided, that no Party shall obtain duplicative recoveries.

7.                                      TERM AND TERMINATION

7.1          Term.  Unless earlier terminated in accordance with Section 7.2 below, this Agreement shall be in effect until the second anniversary of the date hereof.  Notwithstanding the foregoing, R&DCo shall, and shall cause the other R&DCo Group Members to, use commercially reasonable efforts to provide the Services for itself and the other R&DCo Group Members as soon as practicable (whether by hiring additional employees, retaining third party service providers, or otherwise).

7.2          Termination.  This Agreement may be terminated by either Party if the other Party (the “Defaulting Party”) has materially breached its obligations under this Agreement and if the Defaulting Party has not cured such default within thirty (30) days following the date on which the other Party (the “Notifying Party”) has given written notice specifying the facts constituting the default.  Notwithstanding the foregoing sentence, this Agreement shall not be terminated due to a default by the Defaulting Party if such default is directly attributable to a breach of this Agreement by the Notifying Party.

7.3          Effect of Termination.  Upon termination of this Agreement for any reason, all rights and obligations of the Parties under this Agreement shall cease and be of no further force or effect, except that the provisions of Section 1.6, the first sentence of Section 4, Section 5 and Section 6 of this Agreement, and R&DCo’s obligation to pay the Service Cost and any amounts pursuant to Section 2.1 or Section 2.3, shall survive any such termination or expiration.

7.4          Further Actions.  Following any termination of this Agreement, Ikaria shall cooperate in good faith with the R&DCo Group Members to transfer applicable records and take all other actions reasonably requested by the R&DCo Group Members to enable the R&DCo Group Members to make alternative arrangements for the provision of services substantially consistent with the Services provided pursuant to this Agreement.

8.                                      GENERAL

8.1          Dispute Resolution.  The dispute resolution procedures set forth in Article 7 of the Separation Agreement shall apply to all disputes, controversies or claims that may arise out of or relate to, or arise under or in connection with this Agreement or the transactions contemplated hereby.

8.2          Miscellaneous.  The provisions of Sections 8.1, 8.2, 8.3, 8.4, 8.5, 8.6, 8.7, 8.8, 8.9, 8.10, 8.11, 8.12, 8.13 and 8.14 of the Separation Agreement shall apply mutatis mutandis to this Agreement, as if set forth in this Agreement in full.

8.3          Force Majeure.  Ikaria shall not bear any responsibility or liability for any Damages arising out of any delay, inability to perform or interruption of its performance of its obligations under this Agreement due to any acts or omissions of the other party hereto or for events beyond its reasonable control including, without limitation, acts of God, acts of governmental authorities, acts of the public enemy or due to war, riot, flood, civil commotion, insurrection, labor difficulty, severe or adverse weather conditions, lack of or shortage of electrical power, malfunctions of equipment or software programs, or any other cause beyond the reasonable control of such party (each, a “Force Majeure Event”); provided, that Ikaria (a) as soon as reasonably practical following the occurrence of a Force Majeure Event, gives written notice to R&DCo of such event, including a description of the circumstances preventing its performance and of its plans and efforts to implement a work-around, and (b) uses reasonable best efforts to resume or restore performance as expeditiously as possible.  The obligations of Ikaria seeking to be excused shall then be tolled for the duration of the Force Majeure Event to the extent that the Force Majeure Event prevents it from performing its obligations hereunder.  R&DCo shall have no obligation to pay any fees or other amounts to Ikaria with respect to any Services that Ikaria is unable to provide hereunder for so long as Ikaria is unable to provide such Services in compliance with this Agreement.

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IN WITNESS WHEREOF, each of the Parties has caused this Transition Services Agreement to be executed on its behalf by a duly authorized officer on the date first set forth above.

IKARIA, INC., a Delaware corporation		BELLEROPHON THERAPEUTICS LLC, a Delaware limited liability company

By:	/s/ Anastasios Konidaris	By:	/s/ Daniel Tassé

Name: Anastasios Konidaris		Name: Daniel Tassé

Title: Chief Financial Officer		Title: Chief Executive Officer

[Signature Page to Transition Services Agreement]

SCHEDULE A

SERVICE	BILLING TYPE & RATE	END DATE (Subject to Section 7.1 of Agreement)
Human Resources Support [**]	Fixed fee for length of agreement of: $[**] per month + out of pocket expenses	24 months from Effective Date

Real Estate Support • [**]	Fixed fee for length of agreement of: $[**] per month + out of pocket expenses	24 months from Effective Date

Information Technology Support • [**]	Fixed fee for length of agreement of: $[**] per month + out of pocket expenses	24 months from Effective Date

Accounting & Tax Support • [**]	Fixed fee for length of agreement of: $[**] per month + out of pocket expenses	24 months from Effective Date

Treasury Support [**] FP&A Support [**] Purchasing Support • [**]	Fixed fee for length of agreement of: $[**] per month + out of pocket expenses	24 months from Effective Date

Management/Executive Services • [**]	Fixed fee for length of agreement of: $[**] per month + out of pocket expenses	24 months from Effective Date

Legal Services • [**]	Fixed fee for length of agreement of: $[**] per month + out of pocket expenses	24 months from Effective Date

Sub-Total Corporate Services	Fixed fee for length of agreement of

A-1

SERVICE	BILLING TYPE & RATE	END DATE (Subject to Section 7.1 of Agreement)
$ [**]per month + out of pocket expenses

Quality Services • [**]	Fixed fee for length of agreement of: $[**] per month + out of pocket expenses	24 months from Effective Date

Regulatory Services • [**]	Fixed fee for length of agreement of: $[**] per month + out of pocket expenses	24 months from Effective Date

Drug and Device Safety Services • [**]	Fixed fee for length of agreement of: $[**] per month + out of pocket expenses	24 months from Effective Date

Business Development [**]	Fixed fee for length of agreement of: $[**] per month + out of pocket expenses	24 months from Effective Date

Biometrics • [**]	Fixed fee for length of agreement of: $[**] per month + out of pocket expenses	24 months from Effective Date

Manufacturing • [**]	Fixed fee for length of agreement of: $[**] per month + out of pocket expenses	24 months from Effective Date

Sub-Total R&D Group & Manufacturing Support	Fixed fee for length of agreement of $[**] per month + out of pocket expenses

Total	Fixed fee for length of agreement of $772K per month + out of pocket expenses

A-2

SCHEDULE B

FACILITY PROVISIONS

1.                                      Right to Use the Facility.

1.1                               Facility.  R&DCo Group Members shall have the right to use the Facility, subject to the provisions of this Agreement, including Section 3 and this Schedule B, and shall comply in all material respects with all obligations of the tenant under that certain Lease Agreement by and between Crown Perryville, LLC and INO Therapeutics LLC, dated July 9, 2008, as amended by the Lease Assignment and Assumption Agreement between INO Therapeutics LLC and Ikaria, dated October 24, 2010, as amended by the Amendment to Lease Agreement between Crown Perryville, LLC and Ikaria, dated October 24, 2010, and the Subordination, Non-Disturbance, and Attornment Agreement by and between Ikaria, Crown Perryville, LLC, and TD Bank, N.A., dated March 17, 2011 (the “Lease”) as such obligations relate to the Facility and use by the R&DCo Group Members of the Common Areas (as defined below), including, without limitation, the obligation to maintain insurance.

1.2                               Common Areas.  The right of the R&DCo Group Members to use the Facility shall include a non-exclusive right to use such common areas as may exist with respect to the Facility to the extent such right has been granted to Ikaria under the Lease, which may include circulation corridors, stairwells, lobbies, library, cafeteria, clinic, restrooms and conference rooms, if any, parking areas and sidewalks, if any (collectively referred to as the “Common Areas”).

2.                                      Use.

2.1                               Changes to Facility.  R&DCo shall not, and shall cause the other R&DCo Group Members not to, make any alterations or improvements to the Facility without the prior written consent of Ikaria, which consent shall not be unreasonably withheld, conditioned or delayed.  Failure of Ikaria’s landlord to consent to or approve the alterations or improvements, where required, or non-compliance of alterations or improvements with the Lease, shall be a reasonable grounds for Ikaria to withhold consent under this Section.

2.2                               Ikaria Right to Alter.  Ikaria reserves the right, at any time, and from time to time, to make alterations, additions, repairs or improvements to or in any part of the premises adjoining the Facility, provided that any such alterations shall be conducted in a manner and at such times as shall not unreasonably affect use of the Facility by the R&DCo Group Members.

2.3                               Use of Facility.  R&DCo and the other R&DCo Group Members may use the Facility for the conduct of the R&DCo Business, but may not make any other use of the Facility without the prior written consent of Ikaria, which consent shall not be unreasonably withheld, conditioned or delayed.

B-1

3.                                     Maintenance; Compliance with Laws.

3.1                               Maintenance.  R&DCo shall not, and shall cause the other R&DCo Group Members not to, cause or permit any damage to the Facility and shall maintain the Facility in a clean, safe and sanitary condition, reasonable wear and tear and damage caused by any casualty excluded and otherwise in accordance with the terms of the Lease.  R&DCo shall not, and shall cause the other R&DCo Group Members not to, permit or suffer any injury, waste or nuisance in or to the Facility.

3.2                               Compliance With Laws.  R&DCo shall, and shall cause the other R&DCo Group Members to, comply with all applicable Laws relating to the R&DCo Group’s use or occupation of the Facility, including any Environmental Laws and the New Jersey Industrial Site Recovery Act (N.J.S.A. 13:1K-6 et seq.) (“ISRA”) and shall be responsible for any environmental liabilities relating to, arising out of, or resulting from the R&DCo Group Members’ use or occupation of the Facility.

4.                                      Utilities and Services.

4.1                               Utilities and Services.  Ikaria shall use reasonable efforts to cause the landlord under the Lease to furnish to or for the benefit of the Facility the utilities and services that the landlord is obligated to provide under the Lease.

5.                                      Cancellation of Lease.

5.1                               Cancellation of Lease.  In the event of the cancellation or termination of the Lease for any reason whatsoever or of the involuntary surrender of the Lease by operation of law prior to the expiration date of this Agreement, the rights of the R&DCo Group Members under this Agreement as to the Facility and Common Areas shall terminate.

B-2